UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2018

COGINT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Whitehall Street 15th Floor New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

2650 North Military Trail, Suite 300, Boca Raton, Florida 33431

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below is incorporated into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in Item 2.01 below is incorporated into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 26, 2018 (the “Distribution Date”), Cogint, Inc. (“Cogint”) completed the previously announced spin-off (the “Spin-off”) of its risk management business from its digital marketing business by way of a distribution of all the shares of common stock (the “Distribution”) of Cogint’s wholly-owned subsidiary, Red Violet, Inc. (“Red Violet”) on a pro rata basis to Cogint’s stockholders of record as of March 19, 2018 (the “Record Date”) and certain warrant holders (the “Spin-off Participants”). In the Spin-off, each of the Spin-off Participants received one share of Red Violet common stock for every 7.5 shares of Cogint’s common stock held on the Record Date or to which they were entitled to under their warrant. Cogint distributed a total of 10,266,612 shares of Red Violet common stock to the Spin-off Participants. As a result of the Distribution, Red Violet is an independent public company and the Red Violet common stock will begin regular-way trading on The NASDAQ Capital Market under the symbol “RDVT” on March 27, 2018. A Registration Statement on Form 10 relating to the Spin-off was filed by Red Violet with the Securities and Exchange Commission and was declared effective on March 15, 2018.

The above description of the Spin-off does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement, which was previously filed as Exhibit 10.1 to Cogint’s Current Report on Form 8-K filed on February 28, 2018, which is incorporated into this Item 2.01 by reference.

On March 26, 2018, Fluent, LLC, a wholly-owned subsidiary of Cogint (“Fluent”), entered into a Limited Consent and Amendment No. 6 to Credit Agreement (“Amendment”), among Fluent, as Borrower, Cogint, certain subsidiaries of Cogint party thereto, the financial institutions party thereto, as lenders, and Whitehorse Finance, Inc., as Administrative Agent (the “Administrative Agent”), amending Fluent’s term loan facility dated as of December 8, 2015 among Fluent, the persons party thereto from time to time as guarantors, including Cogint, the financial institutions party thereto from time to time as lenders, and the Administrative Agent (as previously amended, the “Agreement”).

The Amendment, among other things, refinanced the existing term loan and Cogint’s existing promissory notes with a new term loan in the principal amount of $70,000,000 (“Term Loan”), provides for the Borrower to request additional incremental term loans in the aggregate principal amount of up to $25,000,000 (“Incremental Term Loan”) and permits the Borrower to enter into an asset based revolving credit facility having aggregate commitments of up to $10,000,000 (the “Revolver”), subject to the terms and conditions of the Amendment, and modifies certain other provisions set forth in the Agreement, including certain financial covenants and related definitions. The Term Loan was used in part to retire promissory notes entered into in December 2015, payable to certain stockholders in the amount of $10,000,000 plus accrued interest of $1,425,020. The Term Loan and the Incremental Term Loan (collectively, the “Term Loans”) are guaranteed by Cogint and the other direct and indirect subsidiaries of Cogint, excluding Red Violet, and are secured by substantially all of the assets of Cogint and its direct and indirect subsidiaries, including Fluent, in each case, on an equal and ratable basis. The new Term Loans accrue interest at the rate of: either, at Fluent’s option, LIBOR (subject to a floor of 0.50%) plus 7.00% per annum, or base rate plus 6.0% per annum, payable in cash. Principal amortization of the Term Loans will be $875,000 per quarter commencing with the fiscal quarter ending June 30, 2018. The Term Loans mature on March 26, 2023.

The above summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01 above is incorporated into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, the resignations of Dr. Phillip Frost and Steven D. Rubin, who resigned from their positions as directors of Cogint became effective March 12, 2018 and the resignations of Michael Brauser, Robert N. Fried, and Robert Swayman, who resigned from their positions as directors of Cogint, the resignation of Derek Dubner, who resigned from his position as a director of Cogint and as Cogint’s Chief Executive Officer, and the resignations of Jeff Dell, Daniel MacLachlan, James Reilly and Jacky Wang, who resigned from their respective positions as Cogint’s Chief Information Officer, Chief Financial Officer, President and Chief Accounting Officer (the “Resignations”) became effective on the Distribution Date.

In connection with the Resignations, the employment agreements of Messrs. Dell, Dubner, MacLachlan and Reilly were terminated on the Distribution Date.

As previously announced, in connection with the Spin-off, Ryan Schulke was appointed as Cogint’s Chief Executive Officer (Principal Executive Officer) and continued as a Cogint Director, Matthew Conlin was appointed as a Director and Cogint’s President, Ryan Perfit, was appointed Cogint’s Interim Chief Financial Officer (Principal Financial and Accounting Officer), and Don Patrick was appointed as Cogint’s Chief Operating Officer. All appointments were effective on the Distribution Date. Also, on the Distribution Date, Mr. Andrew Frawley became a Director of Cogint and was appointed to the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Mr. Schulke is employed by Fluent pursuant to an Employment Agreement dated December 8, 2015 (the “Schulke Agreement”). Mr. Schulke’s initial base salary was $260,000, which was increased to $300,000 effective February 1, 2018. The agreement provides for a bonus of no less than 25% of annual salary based on achievement of Fluent and personal goals. Mr. Schulke was paid a bonus of $235,327 for 2017.

Mr. Conlin is employed by Fluent as its President pursuant to an Employment Agreement dated December 8, 2015. Mr. Conlin’s initial base salary was $260,000, which was increased to $300,000 effective February 1, 2018 (the “Conlin Agreement”). The Conlin Agreement provides for a bonus of no less than 25% of annual salary based on achievement of Fluent and personal goals. Mr. Conlin was paid a bonus of $235,327 for 2017.

Mr. Perfit is employed as Fluent’s Senior Vice President – Finance pursuant to an Employment Agreement dated January 16, 2012 (the “Initial Perfit Agreement”), which was amended on October 2, 2014 (the “Perfit Amendment,” and together with the Initial Perfit Agreement, the “Perfit Agreement”). The Perfit Amendment amended the terms under which Mr. Perfit is entitled to a change of control payment. Mr. Perfit’s annual salary is $250,000 plus a bonus based on individual and Fluent’s performance. Mr. Perfit was paid a bonus for 2017 of $172,017.

Mr. Patrick is employed by Fluent as its Chief Operating Officer pursuant to an Employment Agreement effective January 8, 2018 (the “Patrick Agreement”). Mr. Patrick’s annual salary is $300,000 and he was awarded 75,000 restricted stock units in Cogint which vest over three years. The Patrick Agreement provides for a bonus of 40% of base salary based on achievement of Fluent and personal goals.

The Schulke Agreement, the Conlin Agreement, the Perfit Agreement, and the Patrick Agreement will remain in effect going forward and will be assigned to and assumed by Cogint.

The above summaries of the Schulke Agreement, the Conlin Agreement, the Initial Perfit Agreement, the Perfit Amendment and the Patrick Agreement are qualified in their entirety by reference to the full text of each agreement filed as Exhibits 10.3, 10.4, 10.5, 10.6, and 10.7 to this Current Report on Form 8-K, and are incorporated herein by reference.

In anticipation of the Spin-off and their assuming their respective executive officer positions, previously, Messrs Schulke, Conlin, Perfit, and Patrick were granted respectively, (1) 80,000, 80,000, 100,000, and 50,000 restricted stock units under the Company’s 2015 Stock Incentive Plan, which vest in three equal annual installments, beginning on March 1, 2019 and (2) 480,000, 480,000, 90,000, and 75,000 deferred stock units under the Company’s 2015 Stock Incentive Plan, which vested immediately but with delivery of the underlying shares in three annual installments commencing on March 27, 2019, which delivery may be ended if the employee is terminated with cause.

Item 8.01	Other Events.

On March 20, 2018, a definitive information statement for Red Violet was mailed to Cogint’s stockholders as of the Record Date and is incorporated into this Item 8.01 by reference to Exhibit 99.1 to Red Violet’s Current Report on Form 8-K filed on March 27, 2018.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Pro forma financial information of Cogint, adjusted to reflect the Spin-off of Red Violet, is included as Exhibit 99.2 to this Report.

(d)    Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Exhibit Description

10.1	Separation and Distribution Agreement dated February 27, 2018, by and among Cogint, Inc. and Red Violet, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 28, 2018).

10.2	Limited Consent and Amendment No. 6 to Credit Agreement (“Amendment”), among Fluent, as Borrower, the Company, certain subsidiaries of the Company, dated March 26, 2018. (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

10.3	Employment Agreement, by and between Fluent, LLC and Ryan Schulke, dated December 8, 2015.

10.4	Employment Agreement, by and between Fluent, LLC and Matthew Conlin, dated December 8, 2015.

10.5	Employment Agreement, by and between Fluent, Inc. and Ryan Perfit, dated January 16, 2012.

10.6	Amendment to Employment Agreement, by and between Fluent, Inc. and Ryan Perfit, dated October 2, 2014.

10.7	Employment Agreement by and between Fluent, LLC and Donald Patrick effective as of January 8, 2018.

99.1	Information Statement of Red Violet, Inc., dated March 20, 2018. (Incorporated herein by reference to Exhibit 99.1 to Red Violet, Inc.’s Current Report on Form 8-K filed March 27, 2018).

99.2	Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogint, Inc.

March 27, 2018	By:	/s/ Ryan Schulke
	Name:	Ryan Schulke
	Title:	Chief Executive Officer

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